EXHIBIT  16.2             LETTER  FROM  DEMETRIUS  &  COMPANY,  L.L.C.

                           DEMETRIUS & COMPANY, L.L.C.
                        CERTIFIED PUBLIC ACCOUNTANTS, PC
                                 WAYNE PLAZA II1
                          WAYNE, NEW JERSEY 07470-6831
                               TEL: (973) 812-0100
                               FAX: (973) 812-0750

April  27,  2006



Securities  and  Exchange  Commission
450  5th  Street  NW
Washington,  D.C.  20549

Re:  Carbon  Jungle,  Inc.,  f/k/a  One  Touch  Total  Communications,  Inc.'s


Gentlemen:

We have read Item 4.01 of Carbon Jungle, Inc., f/k/a One Touch Total Communications, Inc.'s., Form 8-K dated April 21, 2006 and acceptance with the statements therein concerning our engagement as auditor for the Company.


/s/ Demetrius &  Company,  L.L.C.
---------------------------------
Demetrius  &  Company,  L.L.C.


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